UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2009

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06 MATERIAL IMPAIRMENTS

ITEM 7.01 REGULATION FD DISCLOSURE

On January 29, 2009 MMC Energy, Inc. (the “Company”) announced that a necessary permit for the Company’s upgrade to its Chula Vista “peaker” plant was preliminarily denied by a California Energy Commission (“CEC”) committee overseeing the permitting process. The opinion of the presiding member of the committee was published on January 23, 2009. The Company believes that this may be the first time that the Staff of the CEC (the “Staff”) has recommended complete approval of a project and the assigned Commissioners have overridden the Staff’s recommendation.

The Company is currently evaluating the full decision and evaluating its options, which may include continuing to attempt to have the preliminary decision reversed or withdrawing its permit request.  If the Company chooses to withdraw its permit request or otherwise not prevail in reversing the decision, the Company would recognize a non-cash charge of approximately $3.1 million related to the value of the expenses capitalized to date that are associated with the upgrade project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMC ENERGY, INC.

Date: January 29, 2009	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer